Exhibit 99.1

Exela Technologies, Inc. Reports Preliminary Second Quarter 2022 Results

August 09, 2022 16:05 ET | Source: Exela Technologies, Inc.

•	Revenue of $267 million, a decline of 9% from Q2 2021

•	Net loss of $79 million

•	$230 million of TCV(1) won, a 294% increase compared to Q1 2022

•	Small-and-Medium-Sized Business (“SMB”) continues strong growth with DMR(2) customers growing 343% over Q2 2021 and DrySign® users growing 1,786% over Q2 2021

•	Total debt(3) reduction of $118 million compared to Q1 2022

•	Raised $58.2 million through equity offering

•	Liquidity of $72 million as of June 30, 2022

Conference call scheduled for August 9, 2022 at 4:30 PM ET

IRVING, Texas, Aug. 09, 2022 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation (“BPA”) leader, announced today its financial results for the second quarter ended June 30, 2022.

“We started the implementation of the next step of our Capital Deployment Strategy in Q2. Our capital structure dislocation represents an opportunity to deploy capital from the sale of assets and equity capital markets to purchase debt and invest for growth. Our business is prepared for tomorrow with tenured management and many additional new leaders with fresh ideas, who together are working on improving operating results while combating headwinds from the strong dollar, tight job markets, inflation and a network outage,” said Par Chadha, Executive Chairman of Exela.

“We are executing well against our growth initiatives and capital redeployment strategy that enable us to better serve our customers and enhance shareholder value.”

Second Quarter Highlights

•	Revenue: Revenue for Q2 2022 was $266.8 million, a decline of 9.0% compared to $293.0 million in Q2 2021.

•	Revenue for the ITPS segment was $190.0 million, a decline of 12.6% year-over-year, primarily due to a network outage(4), staffing shortages and the strong dollar.

•	Healthcare Solutions revenue was $56.4 million, roughly flat year-over-year.

•	Legal and Loss Prevention Services revenue was $20.4 million, an increase of 4.3% year-over-year.

•	Operating income/(loss): Operating loss for Q2 2022 was $20.9 million, compared with operating income of $25.4 million in Q2 2021. The year-over-year increase in operating loss was primarily attributable to lower revenue and higher SG&A spend.

•	Net Loss: Net loss for Q2 2022 was $79.2 million, compared with a net loss of $19.4 million in Q2 2021.

•	EBITDA(5): EBITDA for Q2 2022 was $(17.6) million compared to $44.9 million in Q2 2021. EBITDA margin for Q2 2022 was (6.6%) compared to 15.3% in Q2 2021.

•	Adjusted EBITDA(6): Adjusted EBITDA for Q2 2022 was $36.5 million, a decrease of 28% compared to $50.9 million in Q2 2021. Adjusted EBITDA margin for Q2 2022 was 13.7%, a decrease of 371 basis points from 17.4% in Q2 2021 and up from 12.9% in Q1 2022.

•	Capital Expenditures: Capital expenditures for Q2 2022 were 1.4% of revenue compared to 0.7% of revenue in Q2 2021.

•	Common Stock: As of June 30, 2022, there were 40.4 million total shares(7).

Balance Sheet and Liquidity: As of June 30, 2022, total liquidity was $72 million. Total net debt(8) at June 30, 2022 was $1.04 billion.

Expanding financial flexibility: Raised a total of $58.2 million in gross proceeds from equity offerings in Q2 2022. In accordance with Exela's plan to strategically reduce debt and associated interest expense as well as to invest in growth, total debt(3) was reduced by $118 million compared to Q1 2022.

Below are the notes referenced above:

(1) Total Contract Value

(2) Digital Mailroom

(3) Total debt includes all long-term debt and interest-bearing current liabilities.

(4) In late June 2022, the Company experienced a network security incident impacting certain of the Company’s operational and information technology systems. The Company immediately took steps to isolate the impact and prevent additional systems from being affected, including taking large parts of its network offline as a precaution and thereby disrupting some access to our applications and services by our employees and customers. The Company’s systems recovery efforts are substantially complete, and the Company’s operations are fully functional, however, the incident did result in some loss of revenue in the end of the second quarter as well as certain incremental costs, some of which is expected to continue.

(5) EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(6) Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

(7) On July 25, 2022, we effected a one-for-twenty reverse split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”). All information related to Common Stock, have been retroactively adjusted to give effect to the Reverse Stock Split.

(8) Net debt is calculated as Total debt (excluding the secured debt repurchase facility) less unrestricted cash

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its second quarter 2022 financial results at 4:30 p.m. ET on August 9, 2022. To access this call, dial 833-255-2831 or +1-412-902-6724 (international).

A replay will be available through August 16, 2022 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 1664969. A replay will also be archived on the Exela investor relations website at http://investors.exelatech.com.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

Final Results

The financial results described above are preliminary, unaudited and represent the most recent current information available to Exela management. Exela’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures, final adjustments that may arise between the date of this press release and the time that financial results for the second quarter of 2022 are finalized, and such differences may be material. In addition, these financial results do not reflect important limitations, qualifications and details that will be included in the full financial statements to be included in the Company’s Form 10-Q to be filed with the U.S. Securities and Exchange Commission (“SEC”).

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 17,000 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the SEC. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2022 and December 31, 2021

(in thousands of United States dollars except share and per share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$50,261	$20,775
Restricted cash	42,916	27,285
Accounts receivable, net of allowance for doubtful accounts of $6,067 and $6,049, respectively	99,350	184,102
Related party receivables and prepaid expenses	715	715
Inventories, net	16,225	15,215
Prepaid expenses and other current assets	29,785	31,799
Total current assets	239,252	279,891
Property, plant and equipment, net of accumulated depreciation of $200,064 and $196,683, respectively	70,486	73,449
Operating lease right-of-use assets, net	49,124	53,937
Goodwill	358,172	358,323
Intangible assets, net	222,634	244,539
Deferred income tax assets	1,629	2,109
Other noncurrent assets	26,273	24,775
Total assets	$967,570	$1,037,023

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$70,093	$61,744
Related party payables	1,460	1,484
Income tax payable	2,273	3,551
Accrued liabilities	96,341	113,519
Accrued compensation and benefits	54,618	60,860
Accrued interest	64,658	10,075
Customer deposits	20,070	17,707
Deferred revenue	15,448	16,617
Obligation for claim payment	60,001	46,902
Current portion of finance lease liabilities	5,270	6,683
Current portion of operating lease liabilities	14,355	15,923
Current portion of long-term debts	124,921	144,828
Total current liabilities	529,508	499,893
Long-term debt, net of current maturities	975,457	1,104,399
Finance lease liabilities, net of current portion	8,374	9,156
Pension liabilities, net	25,463	28,383
Deferred income tax liabilities	12,969	11,594
Long-term income tax liabilities	2,815	3,201
Operating lease liabilities, net of current portion	37,111	41,170
Other long-term liabilities	4,941	5,999
Total liabilities	1,596,638	1,703,795
Commitments and Contingencies (Note 8)

Stockholders' equity (deficit)
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 40,381,860 shares issued and 40,259,274 shares outstanding at June 30, 2022 and 13,382,333 shares issued and 13,259,748 shares outstanding at December 31, 2021	91	37
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at June 30, 2022 and December 31, 2021, respectively
Series A Preferred Stock, 2,778,111 shares issued and outstanding at June 30, 2022 and December 31, 2021	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at June 30, 2022 and 0 shares issued and outstanding at December 31, 2021	-	-
Additional paid in capital	1,008,300	838,853
Less: Common Stock held in treasury, at cost; 122,585 shares at June 30, 2022 and December 31, 2021	(10,949)	(10,949)
Equity-based compensation	56,761	56,123
Accumulated deficit	(1,668,583)	(1,532,428)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(4,853)	(7,463)
Unrealized pension actuarial losses, net of tax	(9,836)	(10,946)
Total accumulated other comprehensive loss	(14,689)	(18,409)
Total stockholders' deficit	(629,068)	(666,772)
Total liabilities and stockholders' deficit	$967,570	$1,037,023

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2022 and 2021

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$266,770	$293,009	$546,168	$593,065
Cost of revenue (exclusive of depreciation and amortization)	217,277	209,080	440,781	441,667
Selling, general and administrative expenses (exclusive of depreciation and amortization)	50,195	36,390	93,235	78,275
Depreciation and amortization	17,993	19,420	36,205	39,019
Related party expense	2,186	2,748	4,173	4,455
Operating profit (loss)	(20,881)	25,371	(28,226)	29,649
Other expense (income), net:
Interest expense, net	42,271	42,867	82,031	85,998
Debt modification and extinguishment costs (gain), net	8,117	—	9,001	—
Sundry income, net	(741)	(787)	(434)	(574)
Other expense, net	7,375	651	13,534	803
Net loss before income taxes	(77,903)	(17,360)	(132,358)	(56,578)
Income tax expense	(1,296)	(2,007)	(3,797)	(1,989)
Net loss	$(79,199)	$(19,367)	$(136,155)	$(58,567)
Dividend equivalent on Series A Preferred Stock related to beneficial conversion feature
Cumulative dividends for Series A Preferred Stock	(876)	(798)	(1,740)	98
Cumulative dividends for Series B Preferred Stock	(1,317)	—	(1,392)	—
Net loss attributable to common stockholders	$(81,392)	$(20,165)	$(139,287)	$(58,469)
Loss per share:
Basic and diluted	$(3.22)	$(6.56)	$(6.55)	$(20.85)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

For the six months ended June 30, 2022 and 2021

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(136,155)	$(58,567)
Adjustments to reconcile net loss
Depreciation and amortization	36,205	39,019
Original issue discount and debt issuance cost amortization	5,804	7,829
Debt modification and extinguishment costs (gain), net	3,533	—
Provision for doubtful accounts	285	1,781
Deferred income tax provision	1,383	(41)
Share-based compensation expense	836	980
Unrealized foreign currency losses	(989)	(485)
Loss (Gain) on sale of assets	508	(238)
Fair value adjustment for interest rate swap	—	(125)
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	80,674	2,004
Prepaid expenses and other assets	(10,870)	(3,447)
Accounts payable and accrued liabilities	45,148	(34,785)
Related party payables	(23)	391
Additions to outsource contract costs	(199)	(304)
Net cash provided by (used in) operating activities	26,140	(45,988)

Cash flows from investing activities
Purchase of property, plant and equipment	(10,689)	(3,498)
Additions to patents	(15)	—
Additions to internally developed software	(1,736)	(820)
Proceeds from sale of assets	194	4,252
Net cash used in investing activities	(12,246)	(66)

Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	—	25,065
Proceeds from issuance of Common Stock from at the market offerings	177,388	18,118
Dividend paid on Series B Preferred Stock	(1,396)	—
Cash paid for equity issuance costs from at the market offerings	(6,493)	(745)
Borrowings under factoring arrangement and Securitization Facility	69,143	66,098
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(160,684)	(68,800)
Cash paid for withholding taxes on vested RSUs	(195)	—
Lease terminations	(15)	(119)
Cash paid for debt issuance costs	(7,125)	—
Principal payments on finance lease obligations	(2,884)	(5,600)
Borrowings from senior secured revolving facility	12,500	3,000
Repayments on senior secured revolving facility	(49,477)	(55)
Proceeds from issuance of 2026 Notes	56,583	—
Borrowings from other loans	5,491	4,776
Repayment of BRCC term loan	(46,202)	—
Principal repayments on senior secured term loans and other loans	(15,007)	(18,076)
Net cash provided by financing activities	31,627	23,662
Effect of exchange rates on cash	(404)	(53)
Net increase (decrease) in cash and cash equivalents	45,117	(22,445)
Cash, restricted cash, and cash equivalents
Beginning of period	48,060	70,309
End of period	$93,177	$47,864
Supplemental cash flow data:
Income tax payments, net of refunds received	$4,453	$1,994
Interest paid	19,103	75,136
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	231	2,159
Leasehold improvements funded by lessor	—	125
Accrued capital expenditures	1,400	1,505

Exela Technologies
Schedule 1: Second Quarter 2022 vs. Second Quarter 2021
Financial Performance
(Unaudited)

$ in million	Q2-2022	Q2-2021	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY (%)	Q1-2022	Increase (Decrease) QoQ ($ mn)	Increase (Decrease) QoQ (%)
Information and Transaction Processing Solutions	190.0	217.3	(27.3)	(12.6)%	205.0	(15.0)	(7.3)%
Healthcare Solutions	56.4	56.2	0.2	0.4%	56.6	(0.2)	(0.4)%
Legal and Loss Prevention Services	20.4	19.5	0.9	4.6%	17.8	2.6	14.6%
Total Revenue	266.8	293.0	(26.2)	-9.0%	279.4	(12.6)	-4.5%

Gross profit	49.5	83.9	(34.4)	(41.0)%	55.9	(6.4)	(11.5)%
Gross profit margin	18.6%	28.6%	(10.1)%	-1009 bps	20.0%	(1.5)%	-145 bps

SG&A	50.2	36.4	13.8	37.9%	43.0	7.2	16.6%
Operating (loss) income	(20.9)	25.4	(46.3)	(182.3)%	(7.3)	(13.5)	184.3%
Operating margin	(7.8)%	8.7%	(16.5)%	-1649 bps	(2.6)%	(5.2)%	-520 bps

Net income (loss)	(79.2)	(19.4)	(59.8)	308.9%	(57.0)	(22.2)	39.1%
Net income margin	(29.7)%	(6.6)%	(23.1)%	-2308 bps	(20.4)%	(9.3)%	-930 bps

EBITDA	(17.6)	44.9	(62.6)	(139.3)%	3.5	(21.2)	(601.6)%
EBITDA Margin	(6.6)%	15.3%	(21.9)%	-2194 bps	1.3%	(7.9)%	-787 bps

Adjusted EBITDA	36.5	50.9	(14.5)	-28.4%	36.1	0.3	0.9%
Adjusted EBITDA margin	13.7%	17.4%	(3.7)%	-371 bps	12.9%	0.7%	74 bps

Exela Technologies
Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

	Three months ended
($ in millions)	30-Jun-22	30-Jun-21	31-Mar-22
Revenues, as reported (GAAP)	$266.8	$293.0	$279.4
Foreign currency exchange impact (1)	6.2		3.7
Revenues, at constant currency (Non-GAAP)	$273.0	$293.0	$283.1

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and six months ended June 30, 2021, to the revenues during the corresponding period in 2022.

Reconciliation of Adjusted EBITDA

	Three months ended
($ in millions)	30-Jun-22	30-Jun-21	31-Mar-22
Net loss (GAAP)	$(79.2)	$(19.4)	$(57.0)
Interest expense	42.3	42.9	39.8
Taxes	1.3	2.0	2.5
Depreciation and amortization	18.0	19.4	18.2
EBITDA (Non-GAAP)	$(17.6)	$44.9	$3.5
Transaction and integration costs	8.6	1.4	3.7
Other Charges / (gains)	38.9	(0.3)	22.1
Sub-Total (Adj. EBITDA before O&R)	$29.9	$46.0	$29.3
Optimization and restructuring expenses	6.6	4.9	6.8
Adjusted EBITDA (Non-GAAP)	$36.5	$50.9	$36.1